Exhibit 99.2

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective March 31, 2016 between JPMorgan Chase Bank, National Association, as seller (the “Mortgage Loan Seller”), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the “Purchaser”).

The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and, if applicable, manufactured housing mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and, if applicable, manufactured housing mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to the DBJPM 2016-C1 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates (the “Certificates”). The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement, dated as of April 1, 2016 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”), Park Bridge Lender Services LLC, as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBS”), J.P. Morgan Securities LLC (“JPMS”), Academy Securities, Inc. (“Academy”) and Sandler O’Neill & Partners, L.P. (together with DBS, JPMS and Academy, in their capacities as underwriters, the “Underwriters”) pursuant to an underwriting agreement, dated as of March 31, 2016 (the “Underwriting Agreement”). The Purchaser intends to sell the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G, Class H and Class R Certificates to DBS, JPMS and Wells Fargo Securities, LLC (together with DBS and JPMS, in their capacities as initial purchasers, the “Initial Purchasers” and, together with the Underwriters, the “Principals”) pursuant to a certificate purchase agreement dated as of March 31, 2016 (the “Certificate Purchase Agreement”). The Purchaser intends to sell the Class A-3B Certificates (together with the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G, Class H and Class R Certificates, the “Non-Registered Certificates”) to JPMorgan Chase Bank, National Association, Chief Investment Office (“JPM CIO”) pursuant to a certificate purchase agreement dated as of March 31, 2016 (the “CIO Certificate Purchase Agreement”). Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or, if not defined therein, in the Indemnification Agreement, dated as of March 31, 2016 (the “Indemnification Agreement”), among the Mortgage Loan Seller, the Purchaser and the Principals.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.          Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about April 19, 2016 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $151,973,433, subject to a variance of plus or minus 5.0%. The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth in (and subject to the adjustments contemplated by) the bill of sale (substantially in the form of Exhibit F to this Agreement), to be entered into between the Mortgage Loan Seller and the Purchaser in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”).

Section 2.          Conveyance of Mortgage Loans.

(a)          On the Closing Date, subject only to receipt by the Mortgage Loan Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Mortgage Loan Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, and without limiting Section 4(a) hereof without recourse, all the right, title and interest of the Mortgage Loan Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Mortgage Loan Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Agreement to Appointment of Master Servicer, dated as of April 1, 2016, among the Master Servicer, the Depositor and the Mortgage Loan Seller, (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any, and (iii) any Other Pooling and Servicing Agreement related to a Non-Serviced Whole Loan, if any. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Mortgage Loan Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Mortgage Loan Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Mortgage Loan Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which the Mortgage Loan Seller has received all the missing filing/recording information, the Mortgage Loan Seller shall, or shall at the expense of the Mortgage Loan Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of DBJPM 2016-C1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C1” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Mortgage Loan Seller’s expense. In the event that the Mortgage Loan Seller receives the original recorded or filed copy, the Mortgage Loan Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

On the Closing Date, upon (i) notification from the Mortgage Loan Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Mortgage Loan Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)          In connection with the Mortgage Loan Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents required to be included in the Mortgage File (as defined below) for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i)(B) of Section 2.01(a) of the Pooling and Servicing Agreement, only a single original set of Loan Documents is required to be delivered. With respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, any assignments or other transfer documents referred to in the Mortgage File as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee, and (1) if the Custodian is not also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements will be met by the delivery by or on behalf of the Mortgage Loan Seller to the Custodian of copies of the documents specified in the Mortgage File (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable

Non-Serviced Mortgage Loan and copies of the companion notes, or (2) if the Custodian is also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements shall be met by the delivery by the Mortgage Loan Seller to the Custodian of only the original Mortgage Note, intervening endorsements and intercreditor agreement evidencing such Non-Serviced Mortgage Loan (and, if any document specified in the Mortgage File was not required to be delivered in connection with the related Other Securitization, a copy of such document).

The “Mortgage File” with respect to each Mortgage Loan means, subject to the limitations, qualifications and exceptions set forth in this Agreement and Section 2.01 of the Pooling and Servicing Agreement, the documents and instruments listed in Section 2.01(a)(i)-(xxi) of the Pooling and Servicing Agreement.

(c)          If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)          If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (iv), (v), (viii), (xiv) and (xvi) of Section 2.01(a) of the Pooling and Servicing Agreement and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, by the applicable title insurance company or by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Section 2.01(a) of the Pooling and Servicing Agreement solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, the Mortgage Loan Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall, except in the case of a Non-Serviced Mortgage Loan, change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Mortgage Loan Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)          Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Mortgage Loan Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, that the Mortgage Loan Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Mortgage Loan Seller or its affiliates or Mortgage Loan Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Mortgage Loan Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Mortgage Loan Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)          Each of the Mortgage Loan Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)          Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Mortgage Loan Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Mortgage Loan Seller to Purchaser and not a pledge of the Mortgage Loans by Mortgage Loan Seller to Purchaser to secure a debt or other obligation of Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Mortgage Loan Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)          this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)        the conveyance provided for in this Agreement shall hereby grant from Mortgage Loan Seller to Purchaser, and Mortgage Loan Seller hereby grants to Purchaser, a security interest in and to all of Mortgage Loan Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)       the possession by Purchaser or its assignee of the Mortgage Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)        notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Mortgage Loan Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)          It is further acknowledged and agreed by the Mortgage Loan Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

Section 3.          Examination of Mortgage Files and Due Diligence Review.

The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Mortgage Loan Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.          Representations, Warranties and Covenants of the Mortgage Loan Seller.

(a)          The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)          In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)          The Mortgage Loan Seller is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)        The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance of, and compliance with, the terms of this Agreement by the Mortgage Loan Seller, do not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

(iii)       The Mortgage Loan Seller has the full organizational power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Mortgage Loan Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)          The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vi)        No litigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vii)       The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Principals, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Mortgage Loan Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

(ix)        Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountant’s Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus. The Mortgage Loan Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of

Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Principals are third-party beneficiaries of the provisions set forth in this Section 4(b)(ix).

(c)          Upon discovery by any of the Mortgage Loan Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Mortgage Loan Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Mortgage Loan Seller and/or the other parties, as applicable.

(d)          With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter (or any new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trust, the Mortgage Loan Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)          Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to (or as instructed by) the Depositor, together with an index identifying each such document delivered, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller;

(f)          Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor (together with copies to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Asset Representations Reviewer, which copies may be sent by email) with a certificate stating that (i) the Mortgage Loan Seller has delivered or caused to be delivered an electronic copy of the Diligence File for each Mortgage Loan, (ii) the Diligence File contains all documents and information required under the definition of “Diligence File” and (iii) the Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(g)          Upon written request of the Asset Representations Reviewer (pursuant to Section 11.01(b)(ii) of the Pooling and Servicing Agreement), the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within 10 Business Days of the Mortgage Loan Seller’s receipt of such written request (which time period may be extended upon mutual agreement between the Mortgage Loan Seller and the Asset Representations Reviewer), copies of all relevant documents and records (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) requested by the Asset Representations Reviewer and in the possession of the Mortgage Loan Seller relating to the related Delinquent Loan, to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be required to deliver information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications;

(h)          Upon the completion of an Asset Review with respect to each Mortgage Loan and within forty-five (45) days of the Mortgage Loan Seller’s receipt of a written request from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay to the Asset Representations Reviewer the related Asset Representations Reviewer Asset Review Fee for such Asset Review;

(i)          The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Mortgage Loan Seller to pay the fees described under Section 4(h) above within 90 days of the Mortgage Loan Seller’s receipt of a written request from the Asset Representations Reviewer or (ii) any failure by the Mortgage Loan Seller to provide all documents and information required to be delivered by it pursuant to this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(j)          The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

Section 5.          Representations, Warranties and Covenants of the Purchaser.

(a)          The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

(i)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)        The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)       The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)          The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)        No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)       The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Mortgage Loan Seller, the Principals and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(ix)        The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Principals at least 6 Business Days before the first sale in the offering contemplated by the Prospectus; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Prospectus as required by Rule 15Ga-2.

(b)          Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

Section 6.          Repurchases; Substitutions.

(a)          If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Mortgage Loan Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (other than with respect to a Whole Loan, for which no substitution shall be permitted) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date); provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor, the Asset Representations Reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, the Mortgage Loan Seller agrees that any Defect as such term is defined in the related controlling Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan) will constitute a Defect under this Agreement.

No delay in either the discovery of a Material Defect or Material Breach on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect or Material Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect or Material Breach, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect or Material Breach (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect or Material Breach and (iii) provided that the Mortgage Loan Seller is afforded a cure period of 90 days from the Mortgage Loan Seller’s receipt of notice thereof, such Material Defect or Material Breach did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section.

If the Mortgage Loan Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. Subject to the immediately preceding paragraph, the failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee to notify the Mortgage Loan Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Mortgage Loan Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon receipt of notice from the Master Servicer or Special Servicer, the Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of the Mortgage Loan Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Defect provided in the three preceding paragraphs, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3) (without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)          In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)          the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Mortgage Loan Seller, and the Mortgage Loan Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it, upon delivery:

(A)           to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)           to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller;

(ii)        each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)       the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Mortgage Loan Seller.

(c)          This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Mortgage Loan Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Mortgage Loan Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Mortgage Loan Seller to cure, to repurchase, or to substitute for, any

Mortgage Loan in accordance with this Section 6. To the extent the Mortgage Loan Seller prevails in such proceeding, the Purchaser shall reimburse the Mortgage Loan Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a Rating Agency Confirmation with respect to such release.

(d)          As to any Qualified Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Mortgage Loan Seller shall deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by clause (i) of Section 2.01(a) of the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount. At the direction of the Certificate Administrator, the Mortgage Loan Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)          If the Mortgage Loan Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Mortgage Loan Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Mortgage Loan Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence or commencement, as applicable, thereof). Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)          The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required pursuant to Rule 15Ga-1 under the Exchange Act to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Mortgage Loan Seller, the Depositor shall provide to the Mortgage Loan Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Mortgage Loan Seller to complete and file such Form ABS-15G.

(g)          The Mortgage Loan Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Mortgage Loan Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Mortgage Loan Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)          Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Mortgage Loan Seller of, any Material Defect or Material Breach.

(i)          If any Breach pertains to a representation or warranty that the related Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the Mortgage Loan Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the

Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the Borrower shall promptly be returned to the Mortgage Loan Seller pursuant to Section 2.03(e), of the Pooling and Servicing Agreement.

Section 7.          Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)          All of the representations and warranties of the Mortgage Loan Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)        All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)       The Mortgage Loan Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)        The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)        The Mortgage Loan Seller shall have received the Mortgage Loan Purchase Price, and the Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)       The Underwriting Agreement, the Certificate Purchase Agreement and the CIO Certificate Purchase Agreement shall not have been terminated in accordance with their respective terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 8.          Closing Documents.

The Closing Documents shall consist of the following:

(a)          This Agreement and the Bill of Sale duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

(b)          An officer’s certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an attesting secretary of the Mortgage Loan Seller, and dated the Closing Date, and upon which the Purchaser and the Principals may rely, attaching thereto as exhibits the Mortgage Loan Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)          A certificate of good standing regarding the Mortgage Loan Seller, dated not earlier than 30 days prior to the Closing Date;

(d)          A certificate executed by an authorized officer certifying that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of the Mortgage Loan Seller in or made pursuant to Section 4(a) and Section 4(b) of this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied by the Mortgage Loan Seller at or prior to the Closing Date, and (iii) since the date of this Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to this Agreement, any material adverse change in the financial condition of the Mortgage Loan Seller, executed by an executive officer of the Mortgage Loan Seller, on the Mortgage Loan Seller’s behalf and dated the Closing Date, upon which the Purchaser and the Principals may rely;

(e)          Powers of Attorney of the Mortgage Loan Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(f)          Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Mortgage Loan Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Principals;

(g)          Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Principals as addressees;

(h)          (i) A certificate of the senior executive officer of the Mortgage Loan Seller or the representative of the Mortgage Loan Seller directly responsible for the underwriting, origination and/or sale of the Mortgage Loans, substantially in the form set forth in Exhibit G hereto (a “Mortgage Loan Seller CEO Certification”) and dated as of the date of the Preliminary Prospectus, and (ii) a Mortgage Loan Seller CEO Certification dated as of the date of the Final Prospectus; and

(i)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

Section 9.          Costs.

The Mortgage Loan Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Mortgage Loan Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Mortgage Loan Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding, dated as of March 16, 2016, among DBS, the Mortgage Loan Seller and German American Capital Corporation (the “MOU”)). All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

Section 10.          Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, facsimile no. (212) 797-4487, with a copy to Anna Glick, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Mortgage Loan Seller in writing by the Purchaser; and (ii) to the Mortgage Loan Seller, addressed to JPMorgan Chase Bank, National Association at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Esq.,

Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy: (917) 464-6116, or to such other address, email address or facsimile number as the Mortgage Loan Seller may designate in writing to the Purchaser.

Section 11.          Notice of Exchange Act Reportable Events.

The Mortgage Loan Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to the Mortgage Loan Seller, required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117, 1121(c)(2) and/or 1124 of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Mortgage Loan Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Mortgage Loan Seller shall deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Mortgage Loan Seller becomes aware of such event (and in no event more than two (2) business days following the Mortgage Loan Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Mortgage Loan Seller shall deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. Notwithstanding anything herein to the contrary, the Mortgage Loan Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Mortgage Loan Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Mortgage Loan Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Mortgage Loan Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

Section 12.          Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

Section 13.          Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.          Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 15.          GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 16.          WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR

RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 17.          Further Assurances.

The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 18.          Successors and Assigns.

The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any Person into which the Mortgage Loan Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any Person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their permitted successors and permitted assigns.

Section 19.          Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

Section 20.          Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), the Bill of Sale and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn Title: Executive Director

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan Title: Managing Director

By:	/s/ Matt Smith
Name: Matt Smith Title: Director

DBJPM 2016-C1: JPMCB MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)         the loan number;

(ii)        the Mortgage Loan name;

(iii)       the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)       the Mortgage Rate in effect as of the Cut-off Date;

(v)        the original principal balance;

(vi)       the Stated Principal Balance as of the Cut-off Date;

(vii)      the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(viii)     the Due Date;

(ix)       the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)        the Servicing Fee Rate;

(xi)       whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)      whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)     the revised rate of such Mortgage Loan, if any;

(xiv)     whether the Mortgage Loan is part of a Whole Loan;

(xv)      whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)     whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

DBJPM 2016-C1 - Mortgage Loan Schedule

		Mortgage Loan
ID	Loan Number	Seller	Mortgage Loan Name
JPMCB1	3.00	JPMCB	Naples Grande Beach Resort
JPMCB2	7.00	JPMCB	SLS South Beach
JPMCB3	9.00	JPMCB	7700 Parmer
JPMCB4	15.00	JPMCB	Renaissance Providence Downtown Hotel

				Mortage
Street Address	City	State	Zip Code	Rate
475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway	Naples	FL	34103 & 34105	4.9500%
1701 Collins Avenue	Miami Beach	FL	33139	4.9400%
7700 West Parmer Lane	Austin	TX	78729	4.5930%
5 Avenue of the Arts	Providence	RI	02903	5.0000%

					Servicing Fee Rate
Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly	Master Servicing	Primary Servicing
Balance	Stated Principal Balance	or ARD	Date	Debt Service	Fee Rate	Fee Rate
$60,000,000	$60,000,000.00	1/1/2026	1	247,500.00	0.0025%	0.0125%
$35,000,000	$35,000,000.00	3/1/2021	1	144,083.33	0.0025%	0.0025%
$32,000,000	$32,000,000.00	12/1/2025	1	122,480.00	0.0025%	0.0075%
$25,000,000	$24,973,433.48	3/1/2026	1	134,205.41	0.0025%	0.0125%

Interest
Accrual	Letter of		Part of	Leasehold	Current Mezzanine
Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt	Earnout/Holdback
Actual/360	None		Yes			No
Actual/360	None		Yes			No
Actual/360	None		Yes			No
Actual/360	None		Yes			No

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

POWER OF ATTORNEY
(JPMorgan Chase Bank, National Association)

KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, National Association, as seller under that certain Mortgage Loan Purchase Agreement dated and effective March 31, 2016 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Wells Fargo Bank, National Association (the “Master Servicer”)] [Midland Loan Services, a Division of PNC Bank, National Association (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of April 1, 2016, by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor, and Park Bridge Lender Services LLC, as asset representations reviewer, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and

C-1

perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on May 2049.

C-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of [_____] 20[__].

JPMorgan Chase Bank, National Association

By:
Name:
Title:

By:
Name:
Title:

C-3

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)	Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

(2)	Whole Loan; Ownership of Mortgage Loans. Except with respect to each Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to any Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since March 22, 2016.

(7)	Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower.

(10)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)	Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)	Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)	Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)	No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage

Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)	Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)	Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower.

(26)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)	Licenses and Permits. Each Borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the

Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

(29)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related

Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit D, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full

Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)	The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)	ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such excess interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued excess interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)	Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)	Bankruptcy. In respect of each Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)	Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)	Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule D-2 to Exhibit D, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-2 to Exhibit D (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44)	Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)	Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Borrower.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Annex A-1 ID#	Mortgage Loan	Representation	Exception

15	Renaissance Providence Downtown Hotel	(5) Hospitality Provisions	The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the trustee and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
15	Renaissance Providence Downtown Hotel	(6) Mortgage Status; Waivers and Modifications	The Mortgage Loan agreement was amended and modified after March 22, 2016 to replace the schedule of deferred maintenance attached as an exhibit to the agreement. The original schedule of deferred maintenance included a covenant for the Borrower to complete tank tightness testing for an approximately 500-gallon underground storage tank for diesel fuel, as well as an estimate of $25,000 for a reserve for such testing. Subsequent to the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
origination of the Mortgage Loan, the environmental consultant revised its recommendations in the environmental assessment to remove the recommendation for tank tightness testing for the underground storage tank, and the Mortgage Loan agreement was amended to remove this requirement as well. The $25,000 reserve for tank tightness testing has been released to the Borrower.
3	Naples Grande Beach Resort	(9) Junior Liens	Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than the LTV Ratio as of the origination date; (ii) the combined DSCR is equal to or greater than the DSCR as of the origination date, based on the trailing 12 month period; and (iii) the execution of an intercreditor agreement on the mortgage lender’s then-standard form (subject to commercially reasonable modifications as then accepted by the lender for loans of a similar size and structure).
9	7700 Parmer	(9) Junior Liens	In connection with a bona fide sale of the Mortgaged Property in accordance with the Mortgage Loan documents, future mezzanine debt is permitted upon satisfaction of certain conditions, which include, but are not limited to (i) a combined LTV Ratio of not greater than 65.0%; (ii) a combined DSCR of at least 1.80x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	Naples Grande Beach Resort	(18) Insurance	The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that (A) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
The Mortgage Loan documents allow Maxum Indemnity Company, which was rated “A-:VIII” with A.M. Best as of the origination date, to maintain its current position and participation amounts with respect to insurance coverage, provided that the rating of such carrier is not downgraded or withdrawn below such rating and that upon renewal of the current policy on June 30, 2016, the Borrower replaces Maxum Indemnity Company with an insurer meeting the requirements of the Mortgage Loan documents.
The Mortgage Loan documents require the lender to accept a wind/storm limit of $165,000,000

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
per occurrence.
7	SLS South Beach	(18) Insurance	The Mortgage Loan documents require business interruption or rental loss insurance in an amount equal to the net operating margin plus fixed continuing expenses for a period of 18 months after the date of the related casualty.
The Mortgagor may maintain general commercial liability insurance with a self-insured retention that does not exceed $25,000.
3, 7, 9	Naples Grande Beach Resort, SLS South Beach and 7700 Parmer	(28) Recourse Obligations	The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misappropriation.
3	Naples Grande Beach Resort	(28) Recourse Obligations	The obligations and liabilities of the related Borrower and guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting three (3) years after the payment in full of the Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property; (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full; and (iii) the indemnitee receives, at Borrower’s and guarantors’ expense, an updated environmental report showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.
The related guaranty provides that the guarantors are not liable for breaches or violations of the non-recourse carve-out provisions in the Mortgage Loan documents to the extent the liability arises out of acts or omissions occurring after the date of any transfer resulting from the exercise of the lender or mezzanine lender’s rights under the related loan documents or the consummation of any enforcement or remedial action by the lender or mezzanine lender.
7	SLS South Beach	(28) Recourse Obligations	There is no separate non-recourse carve-out guarantor, and Borrowers are the sole parties responsible for breaches or violations of the nonrecourse carve-out provisions in the Mortgage Loan documents.
The carve-out for material misrepresentations is limited to intentional material misrepresentations by Borrower,

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
any required special purpose entity principal, any guarantor, any affiliated property manager and their respective shareholders, partners, members, non-member managers or direct or indirect beneficial owners. The carve-out for material misrepresentations is limited to intentional material misrepresentations by Borrower, any required special purpose entity principal, any guarantor, any affiliated property manager and their respective shareholders, partners, members, non-member managers or direct or indirect beneficial owners.
15	Renaissance Providence Downtown Hotel	(28) Recourse Obligations	The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misapplication.
The carve-out for material physical waste is limited to intentional material waste by the Borrower, any required single purpose entity principal or the guarantor, and to the extent that there exists sufficient cash flow from the Mortgaged Property that is made available to Borrower.

Following the repayment in full and satisfaction of the Mortgage Loan, the obligations and liabilities of the Borrower and guarantor with respect to environmental issues will terminate and be of no further force and effect commencing two (2) years after the receipt of a Phase I environmental report reasonably

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
acceptable to the lender concluding that the Mortgaged Property is free from hazardous substances that violate environmental laws.
3	Naples Grande Beach Resort	(31) Acts of Terrorism Exclusion	If coverage for acts of terror is not provided for under the Borrower’s insurance policies and Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is discontinued or not renewed, then the Borrower is not required to purchase a separate policy covering acts of terrorism if the premium for the policy exceeds two times the then current premium for the all risk insurance coverage.
15	Renaissance Providence Downtown Hotel	(5) Hospitality Provisions	The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the trustee and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
3	Naples Grande Beach Resort	(9) Junior Liens	Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception

than the LTV Ratio as of the origination date; (ii) the combined DSCR is equal to or greater than the DSCR as of the origination date, based on the trailing 12 month period; and (iii) the execution of an intercreditor agreement on the mortgage lender’s then-standard form (subject to commercially reasonable modifications as then accepted by the lender for loans of a similar size and structure).

9	7700 Parmer	(9) Junior Liens	In connection with a bona fide sale of the Mortgaged Property in accordance with the Mortgage Loan documents, future mezzanine debt is permitted upon satisfaction of certain conditions, which include, but are not limited to (i) a combined LTV Ratio of not greater than 65.0%; (ii) a combined DSCR of at least 1.80x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
3	Naples Grande Beach Resort	(18) Insurance	The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that (A) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loan	Representation	Exception
members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

Schedule D-1 to Exhibit D

SCHEDULE D-2 TO EXHIBIT D

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS
MAINTAINED

Annex A-1 ID#	Mortgage Loan
None

Schedule D-2 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

Certificate of Officer of JPMorgan Chase Bank, National Association

I, _________________________, a _________________________ of JPMorgan Chase Bank, National Association (the “Mortgage Loan Seller”), hereby certify as follows:

1.          The Mortgage Loan Seller is a national banking association duly organized and validly existing under the laws of the United States of America.

2.          Attached hereto as Exhibit A are true and correct copies of the Articles of Association and By-Laws, which are on the date hereof in full force and effect.

3.          Attached hereto as Exhibit B is a certificate of the Comptroller of the Currency with respect to the good standing of the Mortgage Loan Seller.

4.          Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the directors of the Mortgage Loan Seller.

5.          To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Mortgage Loan Seller are pending or contemplated.

6.          Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Mortgage Loan Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.          Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated and effective March 31, 2016 (the “Purchase Agreement”), between the Mortgage Loan Seller and Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Mortgage Loan Seller, and/or the Indemnification Agreement, dated as of March 31, 2016, among the Mortgage Loan Seller, the Purchaser and the Principals, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of April [ ], 2016.

By:
Name: Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Mortgage Loan Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of April [ ], 2016.

By:
Name: Title:

E-2

EXHIBIT F

BILL OF SALE

1.          Parties. The parties to this Bill of Sale are the following:

Mortgage Loan Seller:	JPMorgan Chase Bank, National Association

Purchaser:	Deutsche Mortgage & Asset Receiving Corporation

2.          Sale. For value received, the Mortgage Loan Seller hereby conveys to the Purchaser, and without limiting Section 4(a) of the Mortgage Loan Purchase Agreement, dated and effective March 31, 2016 (the “Mortgage Loan Purchase Agreement”), between the Purchaser and the Mortgage Loan Seller, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement and all of the following property:

(a)          All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto due and payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)          All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)          All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.          Purchase Price. The par amount equal to $[          ] plus accrued interest (exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 of the Mortgage Loan Purchase Agreement and subject to certain adjustments pursuant to the MOU.

4.          Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

F-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	JPMorgan Chase Bank, National Association

By:
Name:
Title:

PURCHASER:	DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF CERTIFICATION OF THE CEO OF THE LOAN SELLER

I, [identity of certifying individual], the [title] of JPMorgan Chase Bank, National Association (the “Mortgage Loan Seller”), on behalf of the Mortgage Loan Seller and as a [title] of the Mortgage Loan Seller, hereby certify as of [THE DATE OF THE PRELIMINARY PROSPECTUS OR FINAL PROSPECTUS, AS APPLICABLE] to Helaine Kaplan, and with the knowledge and intent that she will rely upon this certification in connection with the certification to be signed by her and submitted to the Securities and Exchange Commission pursuant to Regulation AB, that:

1.	I have reviewed the [preliminary] prospectus (the “Prospectus”) relating to the DBJPM 2016-C1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C1 (the “Securities”) and am familiar with, in all material respects, (a) the characteristics of the loans underlying the offering that will be conveyed by the Mortgage Loan Seller to Deutsche Mortgage & Asset Receiving Corporation (the “Mortgage Loan Seller’s Loans”), and (b) all material underlying transaction agreements to which the Mortgage Loan Seller is a party and entered into by the Mortgage Loan Seller in connection with the securitization of the Mortgage Loan Seller’s Loans;

2.	Based on my knowledge, the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, but only if and to the extent that any such untrue statement or omission relates to the Mortgage Loan Seller or the Mortgage Loan Seller’s Loans; and

3.	Based on my knowledge, the Prospectus and other information included in the registration statement of which it will be a part and provided to me for review fairly present, in all material respects, the characteristics of the Mortgage Loan Seller’s Loans, including the risks relating to the Mortgage Loan Seller’s Loans that would affect the cash flows available to service payments or distributions on the Securities in accordance with their terms.

This Certification is being signed by me solely in my capacity as a duly authorized [senior officer of the Mortgage Loan Seller][representative of the Mortgage Loan Seller] directly responsible for the underwriting, origination and/or sale of the Mortgage Loan Seller’s Loans, on behalf of the Mortgage Loan Seller and not in my individual capacity.

By:
Name: Title:

G-1